EXHIBIT 23.1



T     Thigpen, Jones, Seaton & Co.,
J     P.C.
S     CERTIFIED PUBLIC ACCOUNTANTS
      BUSINESS CONSULTANTS
      1004 Hillcrest Parkway - P.O. Box 400
      Dublin, Georgia  31040-0400
      Tel 478-272-2030  Fax 478-272-3318
      E-mail tjs@tjscpa.com




                  CONSENT OF THIGPEN, JONES, SEATON & CO., PC



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 (no. 333-50870) of Southwest Georgia Financial Corporation of our reports, dated March 18, 2008 included in the December 31, 2007 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.



/s/ THIGPEN, JONES, SEATON & CO., PC


Dublin, Georgia
March 28, 2008